Exhibit 5.1

SLM Corporation
11600 Sallie Mae Drive
Reston, Virginia 20193
Marianne M. Keler
Executive Vice President and General Counsel

August 8, 2003

Ladies and Gentlemen:

     I am Executive Vice President and General Counsel of SLM Corporation (the “Corporation”), and, as such, I have acted as counsel for the Corporation in the preparation of a Registration Statement on Form S-3 Registration No. 333 ______ (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) in connection with the proposed resale by the selling securityholders listed in the Registration Statement of $2,000,000,000 aggregate principal amount of Floating Rate Convertible Senior Debentures due 2035 of the Corporation (the “Debentures”), issued under an Indenture, dated May 20, 2003, as amended or supplemented from time to time, between the Corporation and JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank, as the trustee (the “Indenture”) and the shares of Common Stock of the Company (the “Shares”), into which the Debentures are convertible.

     I have examined or am otherwise familiar with the Certificate of Incorporation, the By-Laws of the Corporation, as amended, the Registration Statement, such of the Corporate Proceedings as have occurred as of the date hereof, and such other documents, records, and instruments as I have deemed necessary or appropriate of the purposes of this opinion.

     Based upon and subject to the foregoing and the qualifications stated herein, I advise you that in my opinion:

     1. The Indenture has been duly authorized, executed and delivered by the Corporation, and (assuming the Indenture has been duly authorized, executed and delivered by the Trustee) constitutes a valid and legally binding instrument enforceable against the Corporation in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and subject to general equity principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and except further as enforcement thereof may be limited by any governmental authority that limits, delays or prohibits the making of payments outside the United States); the Debentures have been duly authorized, executed and delivered by the Corporation and constitute valid and legally binding obligations of the Corporation enforceable against the Corporation in accordance with their terms and entitled to the benefits of the Indenture (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and subject to general equity principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and except further as enforcement thereof may be limited by any governmental authority that limits, delays or prohibits the making of payments outside the United States).

     2. The Shares initially issuable upon conversion of the Debentures have been duly authorized and, when issued upon conversion of the Debentures in accordance with the terms of the Indenture, will be validly issued, fully paid and non-assessable.

     I have also assumed (a) the accuracy and truthfulness of all public records of the Corporation and of all certifications, documents and other proceedings examined by me that have been produced by officials of the Corporation acting within the scope of their official capacities, without verifying the accuracy or truthfulness of such representations, and (b) the genuineness of such signatures appearing upon such public records, certifications, documents and proceedings. I express no opinion as to the laws of any jurisdiction other than the laws of the District of Columbia, the General Corporation Law of the State of Delaware, and the federal laws of the United States of America. I express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof, including, without limitation, the enforceability of the governing law provision contained in the Indenture. Because the governing law provision of the Indenture may relate to the law of a jurisdiction as to which I express no opinion, the opinion set forth in clauses (i) and (ii) of the preceding paragraph are given as if the law of the District of Columbia governs the Indenture.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement (and all further amendments, including any post-effective amendments thereto and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act (and all further amendments, including post-effective amendments to such additional registration statement), and to being named in the Prospectus included therein under the caption “Legal Matters” with respect to the matters stated therein without implying or admitting that I am an “expert” within the meaning of the Securities Act, or other rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

Marianne M. Keler